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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Environmental Remediation Holding Corporation on Form S-8 of our report dated December 12, 2003, appearing in the Annual Report on Form 10-K of Environmental Remediation Holding Corporation for the year ended September 30, 2003.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C. Pannell Kerr Forster of Texas, P.C.

Houston, Texas
October 4, 2004

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  EXHIBIT 23.2